Exhibit 99.2


                             Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                         Quarterly Report to Noteholders
                                 March 31, 2001

I. Management's Discussion and Analysis

Any statements contained herein that are not historical facts, or that might be considered an opinion or projection, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. Aircraft
Finance Trust (AFT) assumes no obligation to update any forward-looking statements to reflect actual results or changes in the factors affecting such forward-looking statements.

Background and General

On May 5, 1999, AFT issued $1,209 million of Asset Backed Notes (the "Initial Notes"). The Initial Notes were issued in five classes; Class A-1, Class A-2, Class B, Class C and Class D. The Initial Notes were issued simultaneously with the execution of an agreement for the sale of the beneficial interest of AFT for $39 million and an agreement to acquire 36 commercial jet aircraft for $1,196 million. On January 20, 2000, AFT completed an exchange offer whereby AFT issued four classes of new notes (the "Exchange Notes") in exchange for the four corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D Notes remain unchanged. $3 million of the Class A-2 Initial Notes was not tendered in the exchange offer and remain outstanding.

AFT is a special purpose entity, which owns aircraft subject to operating leases. AFT's business consists of aircraft leasing activities. AFT may also engage in acquisitions of additional aircraft and sales of aircraft. Any acquisitions of additional aircraft and the related issuance of additional notes will require confirmation by the rating agencies that they will not lower, qualify or withdraw their ratings on the outstanding Notes as a result. AFT's cash flows from such activities will be used to service the interest and principal on the outstanding Notes and to make distributions of remaining amounts to the holders of the beneficial interest certificates, after the payment of expenses incurred by AFT.

AFT's ability to generate sufficient cash from its aircraft assets to service the outstanding Notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. AFT's ability to service the outstanding Notes will also depend on the level of AFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen contingent liabilities. The indenture governing the Notes requires that AFT maintain a cash reserve balance on deposit in a collections account and permits AFT to establish a credit facility, in order to provide a source of liquidity for AFT's obligations.

Interest incurred by AFT on the Notes and the rental and other income received by AFT under operating leases are based on combinations of variable and fixed measures of interest rates. AFT is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the Notes do not correlate to the mix of variable and fixed rents under operating leases. AFT has engaged advisors to monitor interest rates in order to mitigate its exposure to unfavorable variations. AFT utilizes interest rate swaps that shift the risk of fluctuations in floating rates to the counterparty in exchange for fixed payments by AFT. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates.

As of March 31, 2001, AFT was a party to seven interest rate swap agreements. Four of them were entered into on May 5, 1999 and the other three on July 15, 2000. The total aggregate gross notional principal amount of these interest rate swaps is $865 million at March 31, 2001. Under the agreements, AFT will pay a fixed rate of interest on the notional amount to the counterparty and, in turn, the counterparty will pay AFT a rate of interest on the notional amount based on LIBOR. On March 31, 2001, the fair values of these interest rate swaps was approximately ($15.8) million compared to $1.7 million on December 31, 2000. The change in fair value of the seven interest rate swaps was due to changes in market interest rates.

Additional financial information regarding AFT, including AFT's annual and quarterly reports on Forms 10-K and 10-Q, respectively, have been filed with the Securities and Exchange Commission. These reports can be viewed at the SEC's website (http://www.sec.gov).

The indenture governing the Notes and other governing documents impose restrictions on how AFT operates its business. These restrictions may limit the ability to compete effectively in the aircraft leasing market under certain circumstances. For example, there are concentration limits contained in the indenture that restrict AFT's ability to lease a certain percentage of aircraft to any individual lessee, to lessees in particular countries, or to lessees in particular geographical regions. Most of AFT's competitors do not operate under such restrictions. The tables included in the section "Description of the Aircraft and Leases" illustrate such concentrations as of March 31, 2001.


Recent Developments

The Aircraft and Lessees

     Under the terms of the indenture, AFT is required to obtain annual appraisals of its aircraft. In February 2001, AFT received appraisals of the adjusted base values of the aircraft as of December 31, 2000 from three independent appraisers that are members of the International Society of Transport Aircraft Trading, as required by the indenture. The aggregate of the average of the three appraisals (the current appraised value) of the aircraft at December 31, 2000 was $1,177.4 million. Such average is below the assumed portfolio values set forth in the indenture relating to the notes for certain months in 2001. This reduction in the appraised value of the portfolio resulted in an increased scheduled principal payment to the Class A Notes in March 2001.

     In January 2001, a B737-300 aircraft formerly leased by a lessee based in Ireland was returned early. In March 2001, AFT delivered this aircraft to a lessee based in the United Kingdom for a short-term lease of 6 months. This aircraft represents approximately 2.4% of the aggregate appraised value at December 31, 2000.

     On January 10,  2001,  Trans World  Airlines,  Inc.  ("TWA"),  one of AFT's
lessees, filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). TWA leases one aircraft from AFT, which represents 4.9% of the aircraft by aggregate appraised value as of December 31, 2000. On March 23, 2001, TWA paid rents due as of March 22, 2001. By order of Judge Peter J. Walsh dated March 12, 2001, the Bankruptcy Court authorized American Airlines, Inc.'s ("American") bid, submitted on February 28, 2001, to sell substantially all of TWA's assets to American. As of March 12, 2001, AFT has entered into a new agreement with American with respect to the TWA lease. The new lease term has an expiration date of September 22, 2002. At March 31, 2001, TWA was current in its payments, which are due in arrears.


Other Developments

     As of March 31, 2001, there were three former lessees on non-accrual status. With respect to these lessees, all four aircraft have been returned early. The total amount of rent and maintenance reserve payments outstanding under the leases for the four aircraft from these three lessees amounted to approximately $5.8 million at March 31, 2001. One of these lessees, based in Brazil, owed approximately $1.0 million at March 31, 2001 for outstanding maintenance reserve payments, after the application of a $1.0 million cash security deposit. The second lessee based in the United States owed approximately $1.2 million at March 31, 2001 for outstanding maintenance reserve payments after the application of $0.8 million of cash security deposits and a letter of credit. The third lessee, based in Turkey, owed approximately $3.6 million at March 31, 2001 for outstanding rent and maintenance reserve payments after the application of $1.1 million of cash security deposits and letters of credit.

     As of March 31, 2001, AFT has repaid principal on the Notes of $96.3 million, as compared to $81.5 million based on revenue and expense assumptions found in the Offering Memorandum dated April 21, 1999. For a more detailed analysis of AFT's performance compared to the assumptions in the Offering Memorandum, see the unaudited Exhibit 99.1.

     The beneficial interests in AFT were originally purchased by UniCapital AFT-1, Inc. (51%) and UniCapital AFT-II, Inc. (49%), each of which were wholly-owned indirect subsidiaries of UniCapital Air Group, Inc., a wholly-owned subsidiary of UniCapital Coporation (UniCapital). During 1999, 2000, and the 2001 Quarter, UniCapital sold all of its ownership of AFT-I, Inc., and AFT-I, Inc. and AFT-II Inc. sold certain of their beneficial interests in AFT to financial services companies. In addition, during this period, AFT-II, Inc. also transferred certain of its remaining interests to AFT-III, Inc., a wholly-owned indirect subsidiary of UniCapital. As of March 31, 2001, the financial services companies owned 68.4% of AFT; AFT-II, Inc. owned 1.6% of AFT and AFT-III, Inc. owned 30% of AFT. UniCapital and the entity that directly owns AFT-II, Inc. and AFT-III, Inc. have petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.

II. Analysis of Activity in the Collection Account and Comparison of Actual versus Expected Payment Results

AFT makes monthly payments on the Notes on the 15th of each month, or the next business day if the 15th is not a business day (the "Payment Date"). The amount of cash available for payment is determined on the Calculation Date, which is defined as being four business days prior to the Payment Date. For the purposes of this report, the unaudited "Three Month Period" comprises information from the three Monthly Reports to Noteholders through March 15, 2001 and the unaudited "Cumulative to Date", comprises information from all of the Monthly Reports to Noteholders since the Closing Date, May 5, 1999, through March 15, 2001. This data has been prepared by management and was not subject to a review or examination by the external auditors.

The April 21, 1999 Offering Memorandum (the "Offering Memorandum") contains assumptions in respect of AFT's future cash flows and expenses (the "Assumed Case"). The following reports contain an analysis of the actual cash flows versus the Assumed Case for the Three Month Period and Cumulative to Date.

                             Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                      Actual Cash Flows versus Assumed Case
            Three Month Period - December 16, 2000 to March 15, 2001
                                   (unaudited)

                                         Three Month Period ended March 15, 2001           As % of Assumed Gross Lease Revenue
                                         ---------------------------------------           -----------------------------------
                                    Actual        Assumed         Variance                   Actual       Assumed      Variance
                                    ------        -------         --------                   ------       -------      --------
CASH COLLECTIONS
Lease rentals                       33,487,617     33,487,617                0                  100.00%      100.00%        0.00%
- Renegotiated leases                (378,871)              0        (378,871)                   -1.13%        0.00%       -1.13%
- Rental resets                    (1,137,622)              0      (1,137,622)                   -3.40%        0.00%       -3.40%
                                 ----------------------------------------------          -----------------------------------------
Contracted lease rentals            31,971,124     33,487,617      (1,516,493)                   95.47%      100.00%       -4.53%

Movement in current arrears        (2,189,428)              0      (2,189,428)                   -6.54%        0.00%       -6.54%
balance
Less net stress related costs
- Bad debts                                  0      (335,793)          335,793                    0.00%       -1.00%        1.00%
- AOG                                (413,100)    (1,007,380)          594,280                   -1.23%       -3.01%        1.77%
- Other leasing income                   7,667              0            7,667                    0.02%        0.00%        0.02%
                                 ----------------------------------------------          -----------------------------------------
Sub-total                          (2,594,861)    (1,343,173)      (1,251,688)                   -7.75%       -4.01%       -3.74%

Net lease revenues                  29,376,263     32,144,444      (2,768,181)                   87.72%       95.99%       -8.27%
                                 ----------------------------------------------          -----------------------------------------

Investment income                    1,340,590        732,618          607,972                    4.00%        2.19%        1.82%

Maintenance receipts                 4,302,652                       4,302,652                   12.85%                    12.85%
Maintenance disbursements          (2,659,223)                     (2,659,223)                   -7.94%                    -7.94%
                                 ----------------------------------------------          -----------------------------------------
Net maintenance                      1,643,429              0        1,643,429                    4.91%        0.00%        4.91%

                                 ----------------------------------------------          -----------------------------------------
          Total cash collections    32,360,282     32,877,062        (516,780)                   96.63%       98.18%       -1.54%
                                 ----------------------------------------------          -----------------------------------------

CASH EXPENSES
Aircraft operating expenses        (3,314,052)    (1,343,173)      (1,970,879)                   -9.90%       -4.01%       -5.89%

SG&A expenses
Aircraft servicer fees             (1,072,847)    (1,104,683)           31,836                   -3.20%       -3.30%        0.10%
Other                                (360,110)      (525,000)          164,890                   -1.08%       -1.57%        0.49%
                                 ----------------------------------------------          -----------------------------------------
Sub-total                          (1,432,957)    (1,629,683)          196,726                   -4.28%       -4.87%        0.59%

                                 ----------------------------------------------          -----------------------------------------
          Total cash expenses      (4,747,009)    (2,972,856)      (1,774,153)                  -14.18%       -8.88%       -5.30%
                                 ----------------------------------------------          -----------------------------------------

NET CASH COLLECTIONS
Total cash collections              32,360,282     32,877,062        (516,780)                   96.63%       98.18%       -1.54%
Total cash expenses                (4,747,009)    (2,972,856)      (1,774,153)                  -14.18%       -8.88%       -5.30%
Movement in expense account          4,839,493              0        4,839,493                   14.45%        0.00%       14.45%
Interest payments                 (19,729,738)   (17,154,482)      (2,575,256)                  -58.92%      -51.23%       -7.69%
Swap receipts (payments)             1,388,313    (1,430,625)        2,818,938                    4.15%       -4.27%        8.42%

                                 ----------------------------------------------          -----------------------------------------
          Total                     14,111,341     11,319,099        2,792,242                   42.14%       33.80%        8.34%
                                 ----------------------------------------------          -----------------------------------------

Principal payments
A1                                           0              0                0                    0.00%        0.00%        0.00%
A2                                (12,970,169)   (10,204,559)      (2,765,610)                  -38.73%      -30.47%       -8.26%
B                                  (1,141,172)    (1,114,540)         (26,632)                   -3.41%       -3.33%       -0.08%
C                                            0              0                0                    0.00%        0.00%        0.00%
D                                            0              0                0                    0.00%        0.00%        0.00%
                                 ----------------------------------------------          -----------------------------------------
          Total                   (14,111,341)   (11,319,099)      (2,792,242)                  -42.14%      -33.80%       -8.34%
                                 ----------------------------------------------          -----------------------------------------

                             Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                      Actual Cash Flows versus Assumed Case
               Cumulative to Date - May 5, 1999 to March 15, 2001
                                   (unaudited)

                                             Cumulative to Date                     As % of Assumed Gross Lease Revenue
                                             ------------------                     -----------------------------------
                                   Actual         Assumed         Variance           Actual        Assumed      Variance
                                   ------         -------         --------           ------        -------      --------
CASH COLLECTIONS
Lease rentals                     250,692,342     250,692,342                0          100.00%       100.00%        0.00%
- Renegotiated leases               (784,136)               0        (784,136)           -0.31%         0.00%       -0.31%
- Rental resets                   (3,293,251)               0      (3,293,251)           -1.31%         0.00%       -1.31%
- Excess rents at closing           5,924,523               0        5,924,523            2.36%         0.00%        2.36%
                               ------------------------------------------------   -----------------------------------------
Contracted lease rentals          252,539,478     250,692,342        1,847,136          100.74%       100.00%        0.74%

Movement in current arrears       (2,808,153)               0      (2,808,153)           -1.12%         0.00%       -1.12%
balance
Less net stress related costs
- Bad debts                       (2,173,418)     (2,513,790)          340,372           -0.87%        -1.00%        0.14%
- AOG                             (2,711,726)     (7,541,369)        4,829,643           -1.08%        -3.01%        1.93%
- Other leasing income                328,037               0          328,037            0.13%         0.00%        0.13%
                               ------------------------------------------------   -----------------------------------------
Sub-total                         (7,365,260)    (10,055,159)        2,689,899           -2.94%        -4.01%        1.07%

Net lease revenues                245,174,218     240,637,183        4,537,035           97.80%        95.99%        1.81%
                               ------------------------------------------------   -----------------------------------------

Investment income                   8,995,324       5,528,974        3,466,350            3.59%         2.21%        1.38%

Maintenance receipts               35,100,634                       35,100,634           14.00%                     14.00%
Maintenance disbursements        (17,785,146)                     (17,785,146)           -7.09%                     -7.09%
                               ------------------------------------------------   -----------------------------------------
Net maintenance                    17,315,488               0       17,315,488            6.91%         0.00%        6.91%

                               ------------------------------------------------   -----------------------------------------
          Total cash collections  271,485,030     246,166,157       25,318,873          108.29%        98.19%       10.10%

                               ------------------------------------------------   -----------------------------------------

CASH EXPENSES
Aircraft operating expenses       (7,977,485)    (10,055,158)        2,077,673           -3.18%        -4.01%        0.83%

SG&A expenses
Aircraft servicer fees            (8,229,606)     (8,201,035)         (28,571)           -3.28%        -3.27%       -0.01%
Other                             (2,605,694)     (3,850,000)        1,244,306           -1.04%        -1.54%        0.50%
                               ------------------------------------------------   -----------------------------------------
Sub-total                        (10,835,300)    (12,051,035)        1,215,735           -4.32%        -4.81%        0.48%

                               ------------------------------------------------   -----------------------------------------
          Total cash expenses    (18,812,785)    (22,106,193)        3,293,408           -7.50%        -8.82%        1.31%
                               ------------------------------------------------   -----------------------------------------

NET CASH COLLECTIONS
Total cash collections            271,485,030     246,166,157       25,318,873          108.29%        98.19%       10.10%
Total cash expenses              (18,812,785)    (22,106,193)        3,293,408           -7.50%        -8.82%        1.31%
Movement in expense account      (11,341,513)               0     (11,341,513)           -4.52%         0.00%       -4.52%
Interest payments               (151,295,287)   (132,878,280)     (18,417,007)          -60.35%       -53.00%       -7.35%
Swap receipts (payments)            6,233,275     (9,701,892)       15,935,167            2.49%        -3.87%        6.36%

                               ------------------------------------------------   -----------------------------------------
          Total                    96,268,720      81,479,792       14,788,928           38.40%        32.50%        5.90%
                               ------------------------------------------------   -----------------------------------------

Principal payments
A1                                          0               0                0            0.00%         0.00%        0.00%
A2                               (90,169,447)    (75,434,220)     (14,735,227)          -35.97%       -30.09%       -5.88%
B                                 (6,099,273)     (6,045,572)         (53,701)           -2.43%        -2.41%       -0.02%
C                                           0               0                0            0.00%         0.00%        0.00%
D                                           0               0                0            0.00%         0.00%        0.00%
                               ------------------------------------------------   -----------------------------------------
          Total                  (96,268,720)    (81,479,792)     (14,788,928)          -38.40%       -32.50%       -5.90%
                               ------------------------------------------------   -----------------------------------------

Notes:

The line item descriptions below should be read in conjunction with the Actual Cash Flows versus Assumed Case reports provided above.

Lease rentals. Lease rentals refers to gross revenue based on the assumptions in the offering memorandum dated April 21, 1999.

Renegotiated leases. Renegotiated leases refer to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. This can be a permanent reduction over the remaining lease term in exchange for other contractual concessions or a result of seasonal adjustments in the monthly rental amount or timing differences between the assumed case and actual rent payment due dates.

Rental resets. Rental resets are a measure of the gain or loss in rental revenue when new lease rates are different from those assumed in the Assumed Case, including lease rate adjustments for changes in interest rates on floating rate leases, lease extensions or renewals with current lessees at the end of the lease term.

Excess rents at closing. Excess rents at Closing refer to the excess of the actual rental revenue over the anticipated rental revenue under the Assumed Case. AFT received rents from April 29, 1999 forward and pro-rated rental payment from the seller, for rents earned by AFT, but received by the seller(s) prior to the close of AFT.

Contracted lease rentals. Contracted lease rentals represent the current contracted lease rental rollout which equates to the Assumed Case lease rentals less adjustments for renegotiated leases, rental resets and excess rent at closing.

Movement in current arrears balance. Movement in current arrears balance is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as bad debts.

Net stress-related costs. Net stress-related costs is a combination of all the factors which can cause actual lease rentals received to differ from the contracted lease rentals. The Assumed Case estimated net stress-related costs based on a percentage of the sum of the Assumed Case lease rentals and the interest on the lease rentals.

Bad debts. Bad debts are total contracted lease rentals in arrears, net of security deposits drawn down, owed by lessees who have defaulted and which are deemed irrecoverable. Rental arrears from non-accrual lessees are reclassified to Bad Debts when the aircraft is redelivered from the lessee.

Aircraft on ground ("AOG"). AOG is defined as the Assumed Case lease rental lost when an aircraft is off-lease and non-revenue earning.

Other leasing income. Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest.

Net lease rentals. Net lease rentals is contracted lease rentals less any movement in current arrears balance and net stress-related costs.

Interest earned. Interest earned mainly relates to interest received on cash balances held in the collection, expense and certain lessee funded accounts. Cash held in the collection account consists of the cash liquidity reserve amount of $52 million, in addition to the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The expense account contains cash set aside to pay for expenses which are expected to be payable over the next five months. Lessee funded accounts consist of cash security deposits. In most instances, interest earned from the lessee funded accounts accrues in favor of AFT.

Net maintenance. Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid. The Assumed Case assumes that, over time, maintenance revenue will equal maintenance expenditures. However, it is unlikely that in any particular note payment period, maintenance revenue will exactly equal maintenance expenses.

Aircraft   operating   expenses.   Aircraft   operating  expenses  includes  all
operational costs related to the leasing of an aircraft including costs of re-leasing, repossession and other overhead costs.

Aircraft servicer fees. Aircraft servicer fees are amounts paid to the aircraft servicer, GE Capital Aviation Services Ltd., in accordance with the terms of the servicing agreement.

Other. Other relates to fees and expenses paid to and for other service providers including the administrative agent, financial advisor, legal advisors, auditors, rating agencies, the trustees, and other selling, general and administrative expenses.

Movement in expense account. Movement in expense account relates to increases or decreases in the accrued expense amounts transferred in or out of the expense account.

Interest payments. Interest payments represent the amount of interest paid on AFT's outstanding classes of Notes issued on May 5, 1999.

Swap receipts (payments). According to the terms of the interest rate swap agreements, AFT pays a fixed rate of interest on the notional amount of the swaps to the counterparty and in turn the counterparty pays AFT a rate of interest on the notional amount based on the one month LIBOR rate, which results in monthly net swap payments paid or received.

III. Description of the Aircraft and Leases

The following tables set forth details of the aircraft owned by AFT as of December 31, 2000. See "Management's Discussion and Analysis - Recent Developments" for further information about events that have occurred subsequent to March 31, 2001.


     The following table identifies the 36 aircraft by type of aircraft.

                                                            % of Aircraft by
                     Type of    Number of                 Appraised Value as of
Manufacturer        Aircraft    Aircraft    Body Type       December 31, 2000
------------        --------    --------    ---------       -----------------
Boeing              B737-300       11      Narrowbody              27.9%
                    B737-400        5      Narrowbody              12.2%
                    B767-200ER      2      Widebody                 5.4%
                    B767-300ER      4      Widebody                23.9%

Airbus              A310-300        1      Widebody                 2.5%
                    A320-200        7      Narrowbody              18.4%
McDonnell Douglas   DC-10-30        2      Widebody                 2.7%
                    MD-83           4      Narrowbody               7.0%
                                  ---                         ----------
Total                              36                             100.0%

All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

     The following table identifies the countries in which the lessees of the 36 aircraft are based, calculated as of March 31, 2001.

                                                            % of Aircraft by
                                            Number of     Appraised Value as of
Country                                     Aircraft        December 31, 2000
-------                                     --------        -----------------
U.K........................................     8                   24.3%
U.S........................................     5                   12.9%
Italy......................................     2                    9.1%
Belgium....................................     1                    2.6%
Brazil.....................................     3                    8.0%
Canada.....................................     4                   11.9%
China......................................     2                    5.1%
France.....................................     2                    6.4%
Indonesia..................................     1                    2.6%
India......................................     2                    4.3%
Philippine.................................     1                    2.5%
Spain......................................     3                    5.0%
Ireland....................................     1                    2.7%
Mexico.....................................     1                    2.6%
                                              ---               ---------
Total......................................    36                  100.0%


The following table identifies the regions in which the 36 aircraft are based, calculated as of March 31, 2001.

                                                             % of Aircraft by
                                            Number of      Appraised Value as of
Region                                      Aircraft         December 31, 2000
------                                      --------         -----------------
Developed Markets
     Europe................................     17                   50.1%
     North America.........................      9                   24.8%
Emerging Markets
     Asia..................................      6                   14.5%
     Latin America.........................      4                   10.6%
                                              ----                 -------
Total......................................     36                  100.0%

     The following table identifies the current lessees of the 36 aircraft, calculated as of March 31, 2001.

                                                            % of Aircraft by
                                               Number of  Appraised Value as of
Lessee                                         Aircraft     December 31, 2000
------                                         --------     -----------------
Air 2000 Limited............................       1                 7.1%
Airtours International Airways Limited......       2                 4.7%
America West Airlines, Inc..................       1                 2.7%
Linee Aeree Italiane S.p.A..................       1                 7.1%
British Airways.............................       1                 2.6%
British Midland Airways PLC.................       3                 7.5%
Canadian Airlines International Ltd.........       3                 9.3%
China Eastern Airlines Corporation Limited..       2                 5.1%
City Bird...................................       1                 2.7%
Continental Airlines, Inc...................       2                 2.7%
Eurofly S.p.A...............................       1                 1.9%
Frontier Airlines, Inc......................       1                 2.6%
Garuda Indonesian Airlines, pt..............       1                 2.6%
Jet Airways (India) Limited.................       2                 4.3%
Philippine Airlines.........................       1                 2.5%
Royal Aviation, Inc.........................       1                 2.6%
Spanair S.A.................................       3                 5.0%
Societe de Transport Aerien Regional........       2                 6.4%
VARIG.......................................       3                 8.0%
TWA.........................................       1                 4.9%
Virgin Express S.A. N.V.....................       1                 2.7%
EasyJet Airline.............................       1                 2.4%
Mexicana....................................       1                 2.6%
                                                 ---            ---------
Total.......................................      36               100.0%

Total Number of Lessees: 23



     The following table lists the 36 aircraft by seat category.

                                                             % of Aircraft by
                                                Number of  Appraised Value as of
Seat Category        Aircraft Types             Aircraft     December 31, 2000
-------------        --------------             --------     -----------------
121-170              B737-300, B737-400, MD-83     20                47.1%
135-180                               A320-200      7                18.4%
171-240       A310-300, B767-200ER, B767-300ER      7                31.8%
240+                                  DC-10-30      2                 2.7%
                                                  ---            ---------
Total                                              36               100.0%

     The  following   table   identifies   the  aircraft  by  year  of  aircraft
manufacture. The weighted average age of the 36 aircraft as of March 31, 2001 is approximately 6.7 years.

                                                             % of Aircraft by
                                              Number of    Appraised Value as of
Year of Manufacture                           Aircraft       December 31, 2000
-------------------                           --------       -----------------
1980.......................................       1                   1.2%
1982.......................................       1                   1.4%
1986.......................................       1                   1.5%
1987.......................................       2                   5.4%
1988.......................................       1                   2.5%
1989.......................................       1                   1.7%
1991.......................................       6                  15.9%
1992.......................................       4                  11.2%
1993.......................................       1                   2.6%
1996.......................................       5                  12.9%
1997.......................................      10                  26.8%
1998.......................................       1                   2.7%
1999.......................................       2                  14.2%
                                               ----              ---------
Total......................................      36                 100.0%


     Further particulars of the 36 aircraft, calculated as of March 31, 2001, are contained in the table below:

                                                                                                     Date         Appraised
                                                                                                      of         Value as of
             Country in which                             Aircraft           Engine       Serial     Manu-      December 31,
Region       Aircraft is based          Lessee              Type              Type        Number    facture         2000
------       -----------------          ------              ----              ----        ------    -------         ----
Europe (Developed)                                                                                                  ($000)
             Belgium             City Bird             B737-400         CFM56-3C1            28491   11/96         $31,153
             France              STAR Airlines         A320-200         CFM56-5B4              737    9/97          38,180
             France              STAR Airlines         A320-200         CFM56-5B4              749    9/97          37,553
             Ireland             Virgin Express        B737-400         CFM56-3C1            28489   11/96          31,237
             Italy               Alitalia              B767-300ER       CF6-80C2B7F          30008    3/99          83,763
             Italy               Eurofly S.p.A.        MD-83            JT8D-219             53199    3/92          22,940
             Spain               Spanair S.A.          MD-83            JT8D-219             49398   11/86          17,390
             Spain               Spanair S.A.          MD-83            JT8D-219             49791    9/89          20,443
             Spain               Spanair S.A.          MD-83            JT8D-219             53198    4/91          21,387
             United Kingdom      Air 2000              B767-300ER       CF6-80C2B7F          29617    3/99          83,807
             United Kingdom      Airtours              A320-200         CFM56-5A3              221    9/91          27,827
             United Kingdom      Airtours              A320-200         CFM56-5A3              222   10/91          27,670
             United Kingdom      British Airways       B737-300         CFM56-3C1            28548   12/97          30,347
             United Kingdom      British Midland       B737-300         CFM56-3C1            28554   12/96          28,673
             United Kingdom      British Midland       B737-300         CFM56-3C1            28557    3/97          29,513

                                       12

             United Kingdom      British Midland       B737-300         CFM56-3C1            28558    4/97          29,533
             United Kingdom      EasyJet Airline       B737-300         CFM56-3C1            28333    8/96          28,523
North America (Developed)
             United States       America West          B737-300         CFM56-3C1            28740    6/98          31,750
             United States       Continental           DC-10-30         CF6-50C2             46584    2/80          14,343
             United States       Continental           DC-10-30         CF6-50C2             48292    2/82          17,133
             United States       Frontier Airlines     B737-300         CFM56-3C1            28563    8/97          29,977
             United States       TWA                   B767-300ER       PW4060               25403    1/92          58,167
             Canada              Canadian Airlines     A320-200         CFM56-5A1              210    7/91          26,903
             Canada              Canadian Airlines     A320-200         CFM56-5A1              231    9/91          27,487
             Canada              Canadian Airlines     B767-300ER       CF6-80C2B6F          25221    7/91          55,613
             Canada              Royal Aviation        A310-300         CF6-80C2A2             448    2/88          30,033
Asia (Emerging)
             China               China Eastern         B737-300         CFM56-3C1            28561    6/97          29,917
             China               China Eastern         B737-300         CFM56-3C1            28562    7/97          29,987
             India               Jet Airways           B737-400         CFM56-3C1            25663   11/92          25,210
             India               Jet Airways           B737-400         CFM56-3C1            25664   11/92          25,067
             Indonesia           Garuda                B737-400         CFM56-3C1            28490   11/96          30,997
             Philippines         Philippine            B737-300         CFM56-3C1            28559    5/97          29,683

Latin America (Emerging)
             Brazil              VARIG                 B737-300         CFM56-3C1            28564   11/97          30,364
             Brazil              VARIG                 B767-200ER       CF6-80C2B            23805    7/87          32,253
             Brazil              VARIG                 B767-200ER       CF6-80C2B            23806    7/87          31,790
             Mexico              Mexicana              A320-200         V2500-A1               373    1/93          30,790
                                                                                                             -------------
Total                                                                                                           $1,177,403


                                       13